UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 26, 2005

                           Zarlink Semiconductor Inc.
             (Exact name of Registrant as specified in its charter)

            Canada                         1-8139                   None
(Jurisdiction of incorporation)    (Commission File No.)        (IRS Employer
                                                             Identification No.)

                                 400 March Road
                         Ottawa, Ontario, Canada K2K 3H4
                    (Address of principal executive offices)

                  Registrant's telephone number: (613) 592-0200

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

      As of January 26, 2005, Kirk K. Mandy, interim President and Chief Executive Officer, entered into an employment agreement with the Company. See disclosure contained in Item 5.02, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Effective January 26, 2005, Patrick J. Brockett resigned from his positions as a Director, and President and Chief Executive Officer to pursue other interests.

      Effective January 26, 2005, Kirk K. Mandy, Vice-Chairman of the Board of Directors, was appointed as the interim President and Chief Executive Officer. Mr. Mandy's employment agreement dated as of January 26, 2005, provides that he will receive a base salary of $500,000 Cdn per annum. Pursuant to such agreement, Mr. Mandy was granted, as of January 26, 2005, stock options to purchase 100,000 shares of the Company's common stock. The options have a term of six years and vest equally on a monthly basis over four years commencing January 26, 2005.

      Mr. Mandy has been a management consultant in the communications industry since 2001. Mr. Mandy has held numerous positions within the Company since 1984, culminating in the position of President and Chief Executive Officer from 1998 to 2001. Mr. Mandy is also a member of the Board of Epocal, Mitel Networks, and Chairman of the Armstrong Monitoring Corporation. He has served on the Board of the Strategic Microelectronics Corporation (SMC), the Canadian Advanced Technology Association (CATA), The Canadian Microelectronics Corp. (CMC), The Ottawa Center for Research and Innovation (OCRI), and Micronet. He is also past Chairman of the Telecommunications Research Center of Ontario (TRIO), past Chairman of the National Research Council's Innovation Forum, and past Co-Chairman of the Ottawa Partnership.

      Prior to his appointment as interim President and Chief Executive Officer, Mr. Mandy served on both the Audit Committee and the Nominating and Corporate Governance Committees of the Board of Directors. Mr. Mandy resigned from both Committees effective January 26, 2005 pursuant to the Committees' mandates that all members be independent directors as defined by the listing guidelines of the New York Stock Exchange (NYSE) and applicable Canadian securities legislation, rules and policies.

      On January 26, 2005, Mr. Jules Meunier was appointed to the Audit Committee of the Board of Directors. Mr. Meunier has served on the Company's Board of Directors since 2002.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Zarlink Semiconductor Inc.

Dated: February 1, 2005                     By: /s/ Scott Milligan
                                                --------------------------------
                                                Scott Milligan
                                                Senior Vice President of Finance
                                                and Chief Financial Officer